Exhibit 10.1
SECOND AMENDMENT
TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     THIS SECOND AMENDMENT to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 21st day of October, 2008, by and between Silicon Valley Bank (“Bank”) and Omniture, Inc., a Delaware corporation (“Borrower”) whose address is 550 E. Timpanogos Circle, Orem, UT 84097.
Recitals
     A. Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement with an Effective Date of August 17, 2007, as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement between Borrower and Bank dated August 7, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date; (ii) waive the Fixed Charge Coverage covenant violation that occurred as of September 30, 2008, and the reporting requirements that were triggered by the covenant violation; and (iii) consent to Borrower’s proposed acquisition of certain of the assets of Mercado Software Limited.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Amendments to Loan Agreement.
     2.1 Section 13.1 (Definitions). The following term and its definition is amended by deleting the existing definition and replacing it with the following:
““Revolving Line Maturity Date” is December 16, 2008.”

     3. Waiver of Covenant Violation. Bank waives Borrower’s existing default under the Loan Agreement consisting of Borrower’s failure to comply with the Fixed Charge Coverage covenant as of September 30, 2008. To the extent Borrower was required to provide to Bank a Borrowing Base Certificate, aged listings of accounts receivable and accounts payable and a list of all Deferred Revenue due to such failure to comply with the Fixed Charge Coverage covenant, Bank also waives such requirement due to the failure to comply with the Fixed Charge Covenant as of September 30, 2008. In the event the Revolving Line Maturity Date is extended, which Bank has no obligation to do, as of December 31, 2008, Borrower shall be required to comply with the Fixed Charge Coverage covenant and the other financial covenants set forth in the Loan Agreement.
     Bank’s agreement to waive the default (1) is not an agreement to waive Borrower’s compliance with the covenants for other dates and (2) will not limit or impair the Bank’s right to demand strict performance of these covenants as of all other dates and (3) does not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.
     4. Consent to Acquisition. Borrower requests that Bank consent to Borrower’s acquisition of certain of the assets of Mercado Software Limited pursuant to an Asset Purchase Agreement dated on or about October 12, 2008 (the “Acquisition”). Borrower represents and warrants to Bank as follows: (a) after giving effect to the waiver set forth in Section 3 of this Amendment, no Default or Event of Default exists or would result by virtue of the closing the Acquisition and (b) Borrower, on a consolidated basis, is in compliance on a Pro-Forma Basis with the financial covenants in Section 6.6 of the Loan Agreement, recomputed as of the last day of the most recently ended fiscal quarter. In reliance on the representations and warranties of Borrower, Bank consents to the Acquisition.
     5. Limitation of Amendments.
     5.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
     5.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     6. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
     6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
     6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
     6.3 The organizational documents of Borrower delivered to Bank as of the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
     6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
     6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
     6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
     6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and

(b) Borrower’s payment of an amendment fee in the sum of $2,500 and Bank’s out-of-pocket expenses.
     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Omniture, Inc.

By: Name:	/s/ John Kinzer John Kinzer	By: Name:	/s/ Michael S. Herring Michael S. Herring
Title:	Director	Title:	EVP & CFO